REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Investment
Trust and the Shareholders of Eaton Vance
California Limited Maturity Municipal
Income Fund (formerly Eaton Vance
California Limited Maturity Municipals
Fund), Eaton Vance Massachusetts Limited
Maturity Municipal Income Fund (formerly
Eaton Vance Massachusetts Limited
Maturity Municipals Fund), Eaton Vance
New Jersey Limited Maturity Municipal
Income Fund (formerly Eaton Vance New
Jersey Limited Maturity Municipals Fund),
Eaton Vance New York Limited Maturity
Municipal Income Fund (formerly Eaton
Vance New York Limited Maturity
Municipals Fund), and Eaton Vance
Pennsylvania Limited Maturity Municipal
Income Fund (formerly Eaton Vance
Pennsylvania Limited Maturity Municipals
Fund):
In planning and performing our audits of the
financial statements of Eaton Vance
California Limited Maturity Municipal
Income Fund (formerly Eaton Vance
California Limited Maturity Municipals
Fund), Eaton Vance Massachusetts Limited
Maturity Municipal Income Fund (formerly
Eaton Vance Massachusetts Limited
Maturity Municipals Fund), Eaton Vance
New Jersey Limited Maturity Municipal
Income Fund (formerly Eaton Vance New
Jersey Limited Maturity Municipals Fund),
Eaton Vance New York Limited Maturity
Municipal Income Fund (formerly Eaton
Vance New York Limited Maturity
Municipals Fund), and Eaton Vance
Pennsylvania Limited Maturity Municipal
Income Fund (formerly Eaton Vance
Pennsylvania Limited Maturity Municipals
Fund) (collectively, the "Funds") (certain of
the funds constituting Eaton Vance
Investment Trust) as of and for the year
ended March 31, 2010, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds' internal
control over financial reporting, including
controls over safeguarding securities, as a
basis for designing our auditing procedures
for the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on
the effectiveness of the Funds' internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the fund; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that
receipts and expenditures of the fund are
being made only in accordance with
authorizations of management and trustees
of the fund; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use,
or disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of March 31,
2010.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Investment Trust
and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 14, 2010